Exhibit 99.1

SUNEDISON, INC.

SYNDICATION PROCEDURES1

1.	This is a notification of the syndication procedures with respect to the opportunity (the “Opportunity”) to participate as a Tranche B Lender in a super-priority senior secured debtor-in-possession credit facility of SunEdison, Inc., a debtor and debtor-in-possession (the “Company”). Commencing on May 6, 2016, each Eligible Holder (as defined below) that is a Prepetition Second Lien Noteholder under the Prepetition Second Lien Indenture and/or a Prepetition Second Lien Lender under the Prepetition Second Lien Credit Agreement shall have the opportunity to purchase up to its respective pro rata portion (calculated as described below) of the Initial Tranche B Term Loans, the Delayed Draw Tranche B Term Loans and the Tranche B Roll-Up Loans, subject in all respects to the terms and conditions of these Syndication Procedures and the applicable subscription documents.

2.	For purposes hereof, an “Eligible Holder” is defined as each person or entity that (i) is either (A) a qualified institutional buyer, as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (B) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are such institutional accredited investors, (ii) was a Prepetition Second Lien Noteholder and/or Prepetition Second Lien Lender as of 6:00 p.m., New York City time, on April 22, 2016 (the “Record Date”), (iii) is not the Borrower or an Affiliate of the Borrower and (iv) is not an Initial Tranche B Lender. The Company and the Required Tranche B Lenders shall mutually determine, in their absolute discretion, whether any person or entity is an Eligible Holder for purposes of participation in the Opportunity. For the avoidance of doubt, natural persons are not eligible to participate in the Opportunity.

3.	Each Eligible Holder’s pro rata share will be equal to a fraction (expressed as a factor) the numerator of which is the outstanding principal amount of Prepetition Second Lien Loans and Prepetition Second Lien Notes owned by such Eligible Holder as of the Record Date and the denominator of which is the aggregate outstanding principal amount of all Prepetition Second Lien Loans and Prepetition Second Lien Notes as of the Record Date, which amount is equal to $950,000,000.

4.	The syndication process will be commenced by (A) the Company, at the request of the Required Tranche B Lenders, filing a Form 8-K with the Securities and Exchange Commission announcing the commencement of and briefly describing the syndication process and directing interested Eligible Holders to Prime Clerk LLC (the “Information Agent”), (B) the Company, at the request of the Required Tranche B Lenders, filing the relevant subscription documents and these Syndication Procedures on the Bankruptcy

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to them in that certain Senior Secured Superpriority Debtor–in-Possession Credit Agreement (as amended, the “DIP Credit Agreement”), dated as of April 26, 2016, among SunEdison, Inc., a debtor and debtor-in-possession, as the borrower, the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

Court docket for the Cases and posting these documents on the website maintained by Prime Clerk for the Cases at https://cases.primeclerk.com/sunedison (through the link for “DIP Syndication Materials”) and (C) the Company, at the request of the Required Tranche B Lenders, using reasonable efforts to send (or cause to be sent) the relevant subscription documents using such delivery methods reasonably satisfactory to the Required Tranche B Lenders and the Debtors to as many Eligible Holders as is reasonably practicable under the circumstances. If you are an Eligible Holder interested in participating in the Opportunity, you must obtain copies of the relevant subscription documents, if you do not have them already. Copies of the relevant subscription documents (as described below) may be obtained by contacting the Information Agent, Prime Clerk LLC, at SunEdison Syndication, c/o Prime Clerk LLC, 830 Third Avenue, 3rd Floor, New York, NY 10022, Telephone: (855) 388-4575, Email: (855) 388-4575.

5.	Any Eligible Holder desiring to participate in the Opportunity must submit a valid subscription by no later than 5:00 p.m., New York City Time, on May 16, 2016, unless extended earlier or terminated (the “Expiration Time”), in accordance with the applicable subscription documents, and which extension will be made by public announcement by the Company in a press release or Form 8-K or posting a notice on its bankruptcy docket.

6.	To participate in the Opportunity, Eligible Holders must, on or prior to the Expiration Time: (i) complete and execute the subscription documents provided by the Information Agent, including a Subscription Form, the Master Assignment and Assumption Agreement to the DIP Credit Agreement, an Administrative Questionnaire, all know-your-customer information and other documents required by the Administrative Agent and the applicable tax forms, each of which may be obtained by contacting the Information Agent, and such other documents as the Administrative Agent may reasonably require, (ii) deliver (or cause the delivery of) such subscription documents to Information Agent and (iii) cause the amount of the subscription funding (as provided in the relevant subscription documents) to be funded by such Eligible Holder to be sent by wire transfer of immediately available federal funds to the escrow account established by the Escrow Agent (as defined in the Notice and Instruction Form) in connection with the syndication of Tranche B Loans described herein. If you are a Prepetition Second Lien Noteholder, you must provide the nominee holding your Prepetition Second Lien Notes with sufficient time to allow your nominee to complete the nominee certification attached to the subscription form on your behalf and deliver it to the Information Agent on or prior to the Expiration Time. Eligible Holders that by the Expiration Time do not to return the applicable subscription documents to the Information Agent and send by wire their proposed amount of funding to the escrow account will not be permitted to participate in the Opportunity.

7.	Although the Expiration Time occurs prior to the Delayed Draw Borrowing Date, it is important to note that the closing of the Opportunity and this syndication will occur after the Delayed Draw Borrowing Date, which is expected to occur within five (5) Business Days following entry of the Final Financing Order (as such date may be extended pursuant to the DIP Credit Agreement).

8.	The Information Agent shall promptly notify the Escrow Agent and Administrative Agent of its receipt of subscription documents, immediately deliver to the Administrative Agent any know-your-customer information and other documents required by the Administrative Agent, and shall deliver the final syndication list to the Administrative Agent, Escrow Agent, the Company and Required Tranche B Lenders promptly following the Expiration Time.

9.	A commitment to participate in the Opportunity may not be withdrawn by any Eligible Holder, unless otherwise mutually determined by the Company and the Required Tranche B Lenders.

10.	All notices and other communications required to be delivered to the Information Agent pursuant to these Syndication Procedures shall be made in writing, or by any telecommunication device capable of creating a written record, and addressed as follows:

SunEdison Syndication

c/o Prime Clerk LLC

830 Third Avenue, 3rd Floor

New York, NY 10022

sunedisonsyndication@primeclerk.com

(855) 388-4575

11.	If the Bankruptcy Court does not enter the Final Financing Order by the time required under the DIP Credit Agreement, the DIP Credit Agreement terminates or the syndication process is terminated for any reason, the subscription documents submitted by participating Eligible Holders will terminate and the Information Agent will immediately return by wire funds transferred by such Eligible Holders to the escrow account.

12.	Notwithstanding anything to the contrary herein, the Required Tranche B Lenders and the Company may amend or modify the terms of the Opportunity, including the Subscription Form and/or the other Subscription Documents, at any time, by filing a notice of such amendment or modification on the Debtors’ docket with the Bankruptcy Court related to their Cases; provided that nothing in these Syndication Procedures (including, without limitation, in this Section 12) shall be construed to supersede the amendment and modification requirements set forth in the DIP Credit Agreement.

13.	Each Eligible Holder’s participation in the Opportunity is subject to such Eligible Holder providing all know-your-customer information and other documents required by the Administrative Agent and the Administrative Agent’s satisfactory review of such information and documents (as determined in the sole discretion of the Administrative Agent).

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